Exhibit 10.4

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) entered into on as of April 16, 2010, by and among, PG Acquisition Corp, Inc. a Florida corporation (the “Buyer”), Cellular Spyware, Inc., a Florida corporation (“CSI-FL”), Cellular Spyware Inc., a Nevada corporation, d/b/a Phone Guard Inc.(“CSI-NV”), Phone Guard, Inc., a Florida corporation (“PGI-FL”), and Phone Guard Inc., a Nevada corporation (“PGI-NV”) (CSI-FL, CSI-NV, PGI-FL and PGI-NV may sometimes be referred to herein collectively as the “Seller”) and Anthony Sasso (“Sasso”). The Buyer, the Seller and Sasso may sometimes be referred to herein individually as a “Party” or collectively as the “Parties.”

This Agreement contemplates a transaction in which Buyer will purchase certain of the assets owned by the Seller, which assets are further described herein, all upon the terms and conditions set forth in this Agreement, in return for stock and  a royalty.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  In addition to the definitions appearing elsewhere in this Agreement, the following capitalized words and phrases have the meaning provided.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Acquired Assets” means (a) the Netqin Sublicense, (b) the Genis Sublicense, (c) the JW Marketing Sublicense, (d) all Intellectual Property of the Seller relating to (a) – (c), and (d) all books, records, ledgers, files, documents, correspondence, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, including but not limited to customer lists and prospective customer information, of the Seller relating to (a) – (d) above. Notwithstanding the preceding, the Acquired Assets shall not include the following contracts: (i) that certain Sales and Marketing Agreement with Integrated  Trading & Export Solutions, Inc., (ii) that certain Sales and Marketing Agreement with Lets Move It, Inc./Cary Port, (iii) that certain Sales and Marketing Agreement with Genis International Corp., (iv) that certain Software and License Agreement with Webgate AD, and (v) any other contractual obligation of Seller which Buyer does not agree to specifically assume hereunder.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a).

“Agreement” has the meaning set forth in the preface above.

“Assignment Documents” has the meaning set forth in Section 2(e) below.

 “Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in Section 2(d) below.

“Closing Date” has the meaning set forth in Section 2(d) below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in Section 5(e) below.

“Data Laws" means laws, regulations, guidelines, and rules in any jurisdiction (federal, state, provincial, or local) applicable to data privacy, data security, and/or personal information, as well as any applicable industry standards.

“Disclosure Schedule” has the meaning set forth in Section 3 below.

“Employment Agreement” has the meaning set forth in Section 2(e) below.

“Genis License” means the exclusive license with respect to the trademark “PHONEGUARD” as more particularly described in the Genis Sublicense Agreement.

“Genis Master License Agreement” means that certain Trademark License Agreement dated September 9, 2010 pursuant to which Genis, Inc. granted a license to PGI-NV and PGI-FLwith respect to trademark “PHONEGUARD”, as such agreement has been assigned to CSI-NV.

“Genis Assignment Agreement” means that certain assignment agreement in the form attached as Exhibit D.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

“Indemnified Party” has the meaning set forth in Section 8(d) below.

“Indemnifying Party” has the meaning set forth in Section 8(d) below.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium), (i) licenses, immunities, covenants not to sue and the like relating to the foregoing, and (j) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

“JW Marketing License” means the exclusive license with respect to the url “www.phoneguard.com” as more particularly described in the JW Marketing Sublicense Agreement.

“JW Marketing Master License Agreement” means that certain URL Lease Agreement dated March 6, 2009 pursuant to which JW Marketing granted a license to CSI-FL with respect to urls “www.phoneguard.com” and www.phoneguard.us, as such agreement has been assigned to CSI-NV.

“JW Marketing Assignment Agreement” means that certain assignment agreement in the form attached as Exhibit E.

 “Knowledge” means actual knowledge without independent investigation.

“Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Lock-Up Agreement” has the meaning set forth in Section 2(e) below.

“Material Adverse Change” means any event or circumstance which could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), operating results, operations or business prospects of the applicable Person, or the ability of the Person to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether the other Party has knowledge of such effect or change on the date hereof).

“NetQin” means NetQin Mobile Inc. and its Affiliates.

“NetQin License” means the exclusive license to market, sell, use and maintain twelve (12) month software licenses relating to certain anti-virus cell phone technology, and other products of NetQin, together with the right to purchase such software from NetQin, as more particularly described in the NetQin Sublicense Agreement.

“NetQin Master License Agreement” means that certain International Licensing Agreement dated August 20, 2009 pursuant to which NetQin granted a license to CSI-FL to distribute and sell certain software and other products described therein, together with the right to purchase such software and products from NetQin, as such agreement has been assigned to CSI-NV.

“NetQin Sublicense Agreement” means that certain sublicense agreement in the form attached as Exhibit B.

“OPMG” means Options Media Group Holdings, Inc., a Nevada corporation, the sole member of the Buyer.

“OPMG Common Stock” means the common stock of OPMG.

“OPMG Preferred Stock” means the Series D preferred stock of OPMG.

“OPMG Stock” means OPMG Common Stock and OPMG Preferred Stock.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

 “Purchase Price” has the meaning set forth in Section 2(c) below.

“Representatives” has the meaning set forth in Section 5(e) below.

“Sasso” has the meaning set forth in the preface above.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

“Seller” has the meaning set forth in the preface above.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, intangibles, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

2.  Basic Transaction.

(a)  Purchase and Sale of Acquired Assets.  On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer free and clear of all claims, Liens or other title defects, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

(b)  No Assumption of Liabilities.  The Buyer is not agreeing to assume or have any responsibility with respect to any obligation or Liability of the Seller or Sasso.

(c)  Purchase Price.  The purchase price (the “Purchase Price”) to be paid by Buyer in consideration for the Acquired Assets shall be:

(i)  2,850,000 shares of OPMG Preferred Stock  shall be delivered to CSI-NV;

(ii)  $100.00 shall be paid to CSI-FL;

(iii)  $100.00 shall be paid to PGI-FL;

(iv)  $100.00 shall be paid to PGI-NV.

(d)  The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Harris Cramer LLP at 1555 Palm Beach Lakes Blvd., Suite 310, West Palm Beach, Florida, commencing at 12:00 p.m., eastern daylight time (or such other place and time as the Parties may mutually determine), on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no later than April 30, 2010.

 (e) Deliveries at the Closing.  At the Closing, (i) the Seller and Sasso shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Seller and Sasso the various certificates, instruments and documents referred to in Section 6(b) below; (iii) the Buyer will deliver (or cause to be delivered) a stock certificate evidencing the Purchase Price to CS-NV as provided in Section 2(c) above; (iv) the Buyer and Sasso shall each execute and deliver an employment agreement in the form attached hereto as Exhibit A (the “Employment Agreement”); (v) the Seller and the Buyer shall each execute and deliver the Netqin Sublicense Agreement, (vi) the Parties shall each execute and deliver the Genis Assignment Agreement; and JW Marketing Assignment Agreement; (vii) Sasso shall execute and deliver to the Buyer a lock-up/leak-out agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”); and (viii) the Seller shall execute and deliver to the Buyer (A) the assignments and transfer documents in the forms attached hereto as Exhibits C-1 through C-2 (collectively, the “Assignment Documents”), and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer or its counsel reasonably may request.

  (f)Allocation. The Buyer shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code Section 1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon the Seller. The Buyer shall deliver such allocation to the Seller within sixty (60) days after the Closing Date.  The Buyer and the Seller and their Affiliates shall report, act and file all tax returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by the Buyer.  The Seller shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the Buyer may reasonably request to prepare such allocation. Neither the Buyer nor the Seller shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law

3.  Representations and Warranties of the Seller and Sasso.  The Seller and Sasso represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and signed by the Parties (the “Disclosure Schedule”).  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a)  Organization.  CSI-NV is  a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. CSI-FL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

(b) Authorization of Transaction.  Each of the Seller and Sasso have full power and authority (including, to the extent applicable, full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  Without limiting the generality of the foregoing, the board of directors of the Seller and its shareholders have duly authorized the execution, delivery, and performance of this Agreement.  This Agreement constitutes the valid and legally binding obligation of the Seller and Sasso, enforceable in accordance with its terms and conditions.

(c)  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller or Sasso is subject or any provision of its charter or bylaws, as applicable, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or Sasso is a party or by which they are bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a material adverse effect on the financial condition of the Seller or Sasso or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Neither the Seller nor Sasso is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments referred to in Section 2 above).

(d)  Brokers’ Fees.  Neither the Seller nor Sasso has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

(e)  Tax Matters.

(i)  The Seller has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by the Seller (whether or not shown or required to be shown on any Tax Return) have been paid. There are no Liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)  The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii)  Neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Seller, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which Sasso or any director or officer (or employee responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority.

(f)   Litigation.   Section 3(f) of the Disclosure Schedule sets forth each instance in which Sasso or the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

(g)  Legal Compliance.  To the Knowledge of the Seller and Sasso, the Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof).

(h) Contracts. Section 3(h) of the Disclosure Schedule lists all agreements (or group of related agreements) relating to the NetQin License or any business or potential business relating to the same, or to which the Seller is a party.  The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(h) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(h) of the Disclosure Schedule.  With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(i)   Title to Acquired Assets.  The Seller has good and marketable title to the Acquired Assets, as applicable, free and clear of any Liens or restrictions on transfer.

(j)   Intellectual Property.

(i)  Seller owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property relating to the Acquired Assets, including, but not limited to, the rights of Seller under the NetQin Master License Agreement, the Genis Master License Agreement and the JW Marketing Master License Agreement, and owned or used by Seller immediately prior to the Closing will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder; provided, however, that the rights of the Buyer shall be limited to its rights in the NetQin Sublicense Agreement in lieu of the NetQin Master License Agreement. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii)  Neither the Seller nor any of its businesses as presently conducted, and as presently proposed to be conducted, has or will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties; there are no facts indicating a likelihood of the foregoing; and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and Sasso, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Seller.

(iii)  Section 3(j)(iii) of the Disclosure Schedule identifies each patent or registration that has been issued to Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Seller has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission that Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(j)(iii) of the Disclosure Schedule also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each unregistered copyright used by the Seller in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 3(j)(iii) of the Disclosure Schedule:

(A) the Seller owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Sasso or any director or officer (or employee with responsibility for Intellectual Property matters) of the Seller is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

(D) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

(E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Seller or Sasso, including, without limitation, a failure to pay any required maintenance fees).

(iv) Schedule 3(j)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (each as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(j)(iv) of the Disclosure Schedule:

(A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby;

(C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

(F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Sasso or any director or officer (or employee with responsibility for Intellectual Property matters) of the Seller, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same;

(H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

(I) the underlying item of Intellectual Property does not constitute open source, public source, or freeware Intellectual Property, or any modification or derivative work thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license, or other software that is licensed pursuant to a license that purports to require the distribution of, or access to, Source Code or purports to restrict a party's ability to charge for distribution or use of software, and was not used in, incorporated into, integrated or bundled with, any Intellectual Property that is, or was, incorporated in, or used in the development or compilation of, any Intellectual Property of the Seller .

(v) Neither Sasso nor any director or officer (or employee with responsibility for Intellectual Property matters) of the Seller has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed that reasonably could be expected to supersede or make obsolete any product or process of the Seller or to limit the business of the Seller as presently conducted or as presently proposed to be conducted.

(vi) The Seller has taken all necessary and desirable actions to maintain and protect all of its Intellectual Property and will continue to maintain and protect all of its Intellectual Property so as not to adversely affect the validity or enforceability thereof. To the Knowledge of the Seller, the owners of any of the Intellectual Property licensed to the Seller (including, without limitation, the licensing rights under the NetQin Master License Agreement, the Genis Master License Agreement and the JW Marketing Master License Agreement) have taken all necessary and desirable actions to maintain and protect the Intellectual Property covered by such license.

(vii) The Seller has complied with and is presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative, or regulatory laws, regulations, guidelines, and rules applicable to any Intellectual Property or to personal information and the Seller shall take all steps necessary to ensure such compliance until Closing.

(k)  Undisclosed Liabilities.  Except as listed in Section 3(k) of the Disclosure Schedule, the Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability).

(l)  Investment.  The Seller (A) understands that OPMG Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the OPMG Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning OPMG and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the OPMG Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the OPMG Stock, and (F) is an Accredited Investor.

(m)  Benefit Plans. The Seller has never (i) adopted any benefit, pension or welfare plan for its employees or (ii) contributed to, has any obligation to contribute to, or has any Liability under or with respect to any such plan. No asset of the Seller is subject to any Lien under ERISA or the Code.

(n)  No Appraisal Rights.  No shareholder (or any other Person with an interest) of the Seller is entitled to any appraisal rights under applicable state law in connection with this transaction.

(o)  Customers. Section 3(o) of the Disclosure Schedule lists the ten largest prospective customers of the Seller and sets forth opposite the name of each such customer an estimate of the projected net sales attributable to such customer for the current fiscal year.

                 (p)  Data Privacy. The Seller has complied with and, as presently conducted and as presently proposed to be conducted, is in compliance with, all Data Laws. The Seller has complied with, and is presently in compliance with, its policies applicable to data privacy, data security, and/or personal information. The Seller has not experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and the Seller is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

4.  Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a)  Organization.  The Buyer is a corporation organized, validly existing, and in good standing under the laws of the State of Florida.

(b)  Authorization of Transaction.  The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

(c)  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which they are bound or to which any of their assets are subject.  The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

(d)  Brokers' Fees.  The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

(e)  Title to Acquired Stock. As of the Closing Date, all of the OPMG Preferred Stock to be issued to the Seller pursuant to this Agreement shall have been duly authorized and validly issued, fully paid, and nonassessable.  The OPMG Preferred Stock to be issued to the Seller pursuant to this Agreement shall be free and clear of any Liens or restrictions on transfer (other than any restrictions under the Securities Act and state securities laws).

5.  Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)  General.  Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

(b)  Notices and Consents.  Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

(c)  Operation of Business.  The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without consent of the Buyer thereof.

 (d)Full Access.  The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller and to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller.

(e)  Confidentiality.  Each Party agrees to, and shall cause its affiliates, officers, employees, representatives, consultants and advisors ("Representatives") to, maintain the confidentiality of the terms of this Agreement, all of the information it receives from the other Party in the course of the reviews contemplated by Section 5(d),  and the transactions contemplated hereby (collectively, the “Confidential Information”), and not to use any such Confidential Information for any purpose other than to consummate the transactions contemplated by this Agreement. Further, no disclosure of any Confidential Information shall be disclosed to any third party (except professional advisors who have a duty of confidentiality) unless and until such third party shall have first executed and delivered a written confidentiality agreement to the party whose information is being disclosed, which written confidentiality agreement shall be in form and substance acceptable to party whose information is being disclosed. Notwithstanding the foregoing, Confidential Information shall not include the following: (i) information which is or subsequently becomes generally available to the public through no act of the receiving  party or its Representatives, (ii) information set forth in the receiving  party’s written records prior to disclosure to the receiving  party by, or on behalf of, the disclosing party, and (iii) information which is lawfully obtained by the receiving  party in writing from a third party (excluding any of the receiving  party’s Representatives) who did not acquire such confidential information or trade secret, directly or indirectly, from the receiving  party or the disclosing party.  In the event that the receiving party or its Representatives (the “Compelled Party”) become legally compelled to disclose any of the Confidential Information, the Compelled Party shall, to the extent permitted by law, provide the disclosing party with prompt written notice of such requirement sufficient to permit the disclosing party to seek a protective order or other appropriate remedy.  In the event that such protective order or remedy is not obtained, or that the disclosing party waives compliance with the provisions hereof, the Compelled Party shall disclose only such portion of Confidential Information which the Compelled Party is advised by written opinion of counsel is legally required and shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, the Compelled Party shall not oppose any action by the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Each Party agrees to be responsible for any breach of this Agreement by its Representatives.

(f)  Notice of Developments. Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.  No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

(g)  Exclusivity.  Neither the Seller nor Sasso shall solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Seller (including any acquisition structured as a merger, consolidation, or share exchange).

6.  Conditions to Obligation to Close.

(a)  Conditions to Obligation of the Buyer.  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)  the Seller and Sasso shall have each performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)  there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)  the Seller and Sasso shall have each delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

(v)  Sasso shall have executed and delivered to Buyer the Employment Agreement;

(vi)  Sasso shall have executed and delivered to OPMG the Lock-Up Agreement;

(vii)  the Seller shall have provided Buyer with evidence of the payment of the $150,000 non-refundable advanced royalty payment pursuant to the NetQin Master License Agreement.

(viii)  the Seller shall have executed and delivered to the Buyer the Assignment Documents;

(viii) the Seller shall have executed and delivered to the Buyer the NetQin Sublicense Agreement;

(ix)  the Seller and Sasso shall have executed and delivered to the Buyer the Genis Assignment Agreement;

(x) the Seller and Sasso shall have executed and delivered to the Buyer the JW Marketing Assignment Agreement;

(xi) Sasso shall have executed and delivered a stockholders agreement to OPMG in form similar to the one previously signed by Scott Frohman; and

(xii)  all actions to be taken by the Seller and Sasso in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b)  Conditions to Obligation of the Sellers.  The obligation of the Seller to consummate the transactions to be performed by the Seller in connection with the Closing is subject to satisfaction of the following conditions:

(i)   the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)  the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)  there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)  the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

(v)  the Buyer shall have executed and delivered to Sasso the Employment Agreement;

(vi)  the Buyer shall have delivered to CSI-NV a stock certificate for 2,850,000 shares of OPMG Preferred Stock, shall have delivered to CSI-FL a cash payment in the amount of $100.00, shall have delivered to PGI-FL a cash payment in the amount of $100.00, and shall have delivered to PGI-NV a cash payment in the amount of $100.00; and

(vii)  all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.  Termination.

(a)  Termination of Agreement.  Certain of the Parties may terminate this Agreement as provided below:

(i)  the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)  the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous ten (10) days given the Buyer any notice pursuant to Section 5(f) above and (B) the development that is the subject of the notice has had a Material Adverse Change upon the Seller.

(iii)  the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller or Sasso has breached any representation, warranty, or covenant contained in this Agreement, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2010, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

(iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2010, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller or Sasso breaching any representation, warranty, or covenant contained in this Agreement).

(b)  Effect of Termination.  If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive termination.

8.  Indemnity Against Claims.

(a) The Buyer hereby agrees to indemnify and hold the Seller and Sasso, and each of their respective officers, directors and affiliates (collectively the “Seller Indemnified Parties”), harmless from and against the following:

(i) Any and all Liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Seller Indemnified Parties (whether awarded against the Indemnified Parties or paid by the Seller Indemnified Parties in settlement of a claim as provided in Section 8.3 or otherwise suffered), resulting from any misrepresentation or material breach of any warranty, condition or agreement on the part of the Buyer contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by the Buyer (a) pursuant hereto or (B) resulting from any transaction, matter or thing, happening or occurrence directly or indirectly related to or arising from the transactions contemplated hereby occurring prior to the Closing; and

(ii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(b) Each of the Seller and Sasso hereby agrees to indemnify and hold the Buyer, and its officers, directors and affiliates (collectively the “Buyer Indemnified Parties”), harmless from and against the following:

(i) Any and all Liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Buyer Indemnified Parties (whether awarded against the Buyer Indemnified Parties or paid by the Buyer Indemnified Parties in settlement of a claim as provided in Section 8.3 or otherwise suffered), resulting from any  misrepresentation,  breach of any warranty, condition or agreement on the part of the Seller or Sasso contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by the Seller or Sasso pursuant hereto or resulting from any transaction, matter or thing, happening or occurrence directly or indirectly related to or arising from the transactions contemplated hereby occurring prior to the Closing ; and

(ii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(c) The amount of any loss subject to indemnification hereunder shall be calculated net of any amounts which have been previously recovered by the Indemnified Parties, the Buyer Indemnified Parties and the Seller Indemnified Parties are hereinafter collectively referred to as the “Indemnified Parties”) under insurance policies or other collateral sources, and the Indemnified Parties hereby covenant that they will not release any such collateral sources from any obligations they may have.  In the event any such insurance proceeds or other payments are not received before any claim for indemnification is paid pursuant to this Agreement, then the Indemnified Parties shall have the right (but not the obligation) to exclusively pursue such collateral sources, provided they do so with reasonable diligence, and in the event they receive any recovery, then the amount of such recovery shall be applied first to reimburse the Indemnified Party for their out-of-pocket expenses expended in pursuing such recovery, second to refund any payment made which would not have been so paid had such recovery from the collateral source been obtained prior to such payment, and third, any excess to the Indemnified Parties.

(d) Any person entitled to indemnification under this Agreement (the “Indemnified Party”) shall promptly give notice (an “Indemnification Notice”) to the parties required to provide indemnification (collectively the “Indemnifying Party”) after the Indemnified Party shall have knowledge of any demands, claims, actions or causes of action (singly, a “Claim” and hereinafter referred to collectively as “Claims”) which might give rise to a Claim by the Indemnified Party against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known.  A failure to give notice hereunder shall not relieve the Indemnifying Party from the obligation hereunder unless such failure to give notice shall materially and adversely affect Indemnifying Party’s ability to defend the Claim.  Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnified Party, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim.  After the delivery of an Indemnification Notice certifying that the Indemnified Party has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Section 8 (the “Damages”), the Indemnified Party shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be,  and the Indemnifying Party shall promptly reimburse the Indemnified Party for the Damages for which the Indemnified Party has incurred and not been indemnified.  In the event the amount of such Damages are not promptly reimbursed by Indemnifying Party as aforesaid, the amount of such unreimbursed Damages shall accrue interest at a rate equal to two percent (2%) above the prime rate as published in the Wall Street Journal.

(e) With respect to any third party Claims, the Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Party.  After assuming the defense, the Indemnifying Party:

(i)  must select an attorney that is satisfactory to the Indemnified Party;

(ii)  is not liable to the Indemnified Party for any later attorney’s fees or for any other later expenses that the Indemnified Party incurs, except for reasonable investigation costs;

(iii)  must not compromise or settle the action without the Indemnified Party’s consent (unless the Claim solely is for money damages andthe Indemnified Party and its officers, directors and controlling persons receive unconditional general releases);

(iv)  is not liable for any compromise or settlement made without its consent;

(v) If the Indemnifying Party fails to assume the defense within ten (10) days after receiving notice of the action, the Indemnifying Party is bound by any determination made in the action or by any compromise or settlement made by the Indemnified Party, and also remains liable to pay the Indemnified Party’s legal fees and expenses; and

(vi)  The Indemnified Party will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder.  Such cooperation shall include (1) providing the Indemnifying Party and its counsel access to all books and records of the Indemnified Party to the extent reasonably related to such proceeding, (2) furnishing information about the Indemnified Party to the Indemnifying Party and their counsel, (3) making employees available to counsel to the Indemnifying Party, and (4) preserving the existence of and maintaining all books and records of the Indemnified Party or any other Indemnified Party that is an entity that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

(f)  The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnifying Party or his or its respective heirs, successors or assigns.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

(g)  Notwithstanding anything contained herein to the contrary, Seller and Sasso agree that any amounts required to be paid to the Buyer Indemnified Parties under this Section 8 may, at the sole option of the Buyer, be withheld,  offset and/or  paid from the royalties otherwise payable by the Buyer to CSI-NV under the NetQin Sublicense Agreement or any other agreement involving the Acquired Assets.

9.  Post Closing Covenants of Seller and Sasso.

(a)  Promptly following the Closing, the Seller and Sasso shall, and shall cause their respective Affiliates to, if applicable, amend the NetQin Master License Agreement to include the following revisions:

(i) The minimum 1,000,000 sales requirement shall commence May 1, 2010 and shall include sales in North America, electronic sales and sales over the internet.

(ii) A most favored nations clause shall be added with respect to the cost for each license, not to exceed  20% more than the best pricing.

(iii) Commercially reasonable supply and distribution obligations and terms shall be added.

(iv)  Buyer shall be identified on NetQin’s official website (www.netqin.com) and/or trade media or the likes as an official exclusive distributor of NetQin products within the applicable territory.

(b)  The Seller and Sasso shall (i) cause any and all communications with NetQin or its Affiliates to be directed to the Buyer, and (ii) not enter into or amend any agreement with NetQuin or its Affiliates without the approval of the Buyer, in each case unless otherwise agreed to in writing by the Buyer.

10.  Miscellaneous.

(a)  Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(b)  Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

(c)  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery as follows:

If to the Seller:	Cellular Spyware, Inc. 6574 N. State Road 7 Suite 278 Coconut Creek, FL 33073 Attention: Mr. Anthony Sasso

With a copy to:	Paul Taylor 6400 N. Andrews Ave., Suite 340 Ft. Lauderdale, Florida 33309 Facsimile: 954-978-9001

If to Sasso:	Anthony Sasso 6574 N. State Road 7 Suite 278 Coconut Creek, FL 33073

If to the Buyer:	PG Acquisition Corp, Inc. 123 NW 13th Street, Suite 300 Boca Raton, FL 33432 Attn: Scott Frohman Facsimile: (561) 892-2618

With a copy to:	Harris Cramer LLP 1555 Palm Beach Lakes Blvd, Suite 310 West Palm Beach, FL 33401 Attn: Michael D Harris, Esq. Facsimile: (561) 659-1789

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the date of delivery.

(i) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of choice of laws thereof.

(j) Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties (to extent such Party is affected by such amendment).  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses.  Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.

(n) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PG Acquisition Corp, Inc., a Florida corporation

By:	/s/ Scott Frohman
Scott Frohman, Chief Executive Officer

Cellular Spyware, Inc., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso, President

Cellular Spyware Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso, President

Phone Guard, Inc., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso, President

Phone Guard Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso, President

By:	/s/ Anthony Sasso
Anthony Sasso, President

EXHIBIT A

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) entered into effective as of this 16th day of April, 2010 (the “Effective Date”), between PG Acquisition Corp, Inc., a Florida corporation (the “Company”) and Anthony Sasso (the “Employee”).

WHEREAS, the Company is a wholly-owned subsidiary of Options Media Group, Holdings, Inc., a Nevada corporation (the “Parent”);

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Company’s services, information concerning proposed new services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information, as defined in Section 8, and information about the Company’s executives, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company;

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial,  significant, or key relationships with vendors and Customers, as defined in Section 7, actual and prospective;

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of this Agreement and following (for a reasonable time) termination of this Agreement; and

WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee’s services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

1. Representations and Warranties.  The Employee hereby represents and warrants to the Company that he (i) is not subject to any written non-solicitation or non-competition agreement affecting his employment with the Company (other than any prior agreement with the Company), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

2.  Term of Employment.

(a) Term.  The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company for a period of two years commencing on the Effective Date and ending on the second anniversary of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 6.

(b) Continuing Effect.  Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 7, 8 and 11 shall remain in full force and effect and the provisions of Sections 8 and 11 shall be binding upon the legal representatives, successors and assigns of the Employee.

3.  Duties.

(a) General Duties.  The Employee shall perform all sales and marketing duties (and such other duties as may be assigned to the Employee by the Company from time to time) for the Company under the direction of the Chief Executive Officer of the Company. The Employee shall also perform services for such affiliates of the Company as may be necessary.  The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.  The Employee shall report to the Chief Executive Officer of the Company.

(b) Devotion of Time.  Subject to the last sentence of this Section 3(b), the Employee shall devote substantially all of his time, attention and energies during normal business hours (exclusive of vacation time referenced in Section 5(a) and of such normal holiday periods as have been established by the Company) to the affairs of the Company.  The Employee shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business, or organization, without the prior consent of the Board of Directors of the Company (the “Board”).

(c) Location of Office.  The Employee’s office shall be located at the principal office of the Company (currently Ft. Lauderdale, Florida), which office may be moved to another location in Miami-Dade, Broward or Palm Beach County, Florida.  The Employee’s job responsibilities shall also include all business travel necessary to the performance of the job.

(d) Adherence to Inside Information Policies.  The Employee acknowledges that the Parent is publicly-held and, as a result, has implemented inside information policies designed to preclude employees of the Parent and those of its affiliates from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Parent, the Company, or any third party.  The Employee shall promptly execute any documents generally distributed by the Parent or the Company to its employees requiring such employees to abide by the Parent’s inside information policies.

4.  Compensation and Expenses.

(a) Salary.  For the services to be rendered under this Agreement, the Company shall pay the Employee a monthly salary of $20,000 (the “Base Salary”), payable in installments in accordance with the Company’s standard payroll practices.

(b) Performance Bonus.  Subject to the Employee executing a lock-up/leak-out agreement in the form attached hereto as Exhibit A, the Company shall deliver 1,750 shares of Series C Preferred Stock of the Parent to Employee, which shall be restricted and shall be subject to the following vesting schedule:

(i) 100 shares of Series C Preferred Stock of Parent for each 100,000 software licenses that are sold by the Company or its reseller(s) pursuant to that certain sublicense agreement of even date herewith by and between the Company and Cellular Spyware, Inc., a Nevada corporation (the “Sublicense Agreement”) not to exceed an aggregate of 1,000,000 software licenses.

(ii) 500 shares of Series C Preferred Stock of Parent upon the  aggregate sales of 1,000,000 software licenses by the Company or its reseller(s) pursuant to he Sublicense Agreement.

(iii) 200 shares of Series C Preferred Stock of Parent for each 100,000 software licenses that are sold by the Company or its reseller(s) pursuant to the Sublicense Agreement over 1,000,000 software licenses.

To the extent that any and/or a partial amount of remaining shares pursuant to this Section 4(b) are not fully vested within five (5) years following the date of this Agreement or the earlier termination of employment of Employee, such unvested shares shall be cancelled.

Any shares of common stock of Parent received through a conversion of the Series C Preferred Stock of Parent shall be subject to the vesting schedule of this Section 4(b); provided, however, the number of shares shall be appropriately adjusted to reflect the applicable conversion formula.

(c) The Board may award additional bonuses as it deems appropriate, in its sole discretion.

(d) Expenses.  During the Term, the Company shall reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, subject to prior approval by the Company and receipt by the Company of reasonable evidence of such expenses.

5. Benefits.

(a) Vacation Time.  For each 12-month period during the Term, the Employee shall be entitled to four weeks of vacation time (prorated for a partial 12-month period) without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit.  Vacation time shall not include sick leave, disability or holiday periods established by the Company.

(b) Employee Benefit Programs.  The Employee is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its similarly situated employees, including programs of life and medical insurance and reimbursement of membership fees in professional organizations. The Company shall pay one hundred percent (100%) of the Employee’s individual health insurance premiums under the Company’s plan.

6. Termination.

(a) Death or Disability.  Except as otherwise provided in this Agreement, this Agreement shall automatically terminate without act by any party upon the death or disability of the Employee.  For purposes of this Section 6(a), “disability” shall mean (i)  Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than twelve (12) months; (ii) Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; or (iii) Employee is determined to be totally disabled by the Social Security Administration. Any question as to the existence of a disability shall be determined by the written opinion of the Employee’s regularly attending physician (or his guardian).  In the event that Employee’s employment is terminated by reason of Employee’s death or disability, the  Employee or his personal representative shall be entitled to the following: (i) any accrued but unpaid Base Salary for services rendered to the date of disability or death; and (ii) all unexercised stock options previously granted to the Employee shall thereupon become fully vested, and the Employee or his legally appointed guardian, as the case may be, shall have up to one year from the date of death or disability to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term. The Employee (or his estate) shall receive the payments provided herein at such times he would have received them if there was no death or disability.  Additionally, if the Employee’s employment is terminated because of disability, any benefits to which the Employee may be entitled pursuant to Section 5(b) shall continue to be paid or provided by the Company, as the case may be, for one year, subject to the terms of any applicable plan or insurance contract and applicable law.

(b)  Termination by Company for Cause or by Employee Without Good Reason.  The Company may terminate the Employee’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Employee written notice of termination.  Such termination shall become effective upon the giving of such notice.  Upon any such termination for Cause, or in the event the Employee terminates his employment with the Company without “Good Reason,” as defined below, then the Employee shall have no right to compensation, or reimbursement under Section 4, or to participate in any Employee benefit programs under Section 5, except as may otherwise be provided for herein or by law, for any period subsequent to the effective date of termination.  For purposes of this Agreement, “Cause” shall mean: (i) the Employee is convicted of a felony or commits a  felonious act which is related to the Employee's employment or the business of the Company; (ii) the Employee, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in  either case, in harm to the Company; (iii) the Employee misappropriates Company funds or otherwise defrauds the Company; (iv) the Employee materially breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (v) the Employee materially breaches any written agreement with the Company; (vi) the Employee breaches any provision of Sections 7, 8 or 11 of this Agreement; (vii) the Employee materially fails to competently perform his duties under Section 3 and after the giving of notice specifying with reasonable particularity any alleged deficiency(ies) fails to cure the alleged deficiency(ies) within 30 days; (viii) the Employee suffers from alcoholism or drug addiction;  (ix) the Employee has been found to have committed any act or have failed to take any action which results in the Company’s  common stock being delisted or not listed for trading on the Over-the-Counter Bulletin Board or a national securities exchange, as applicable; (x) the Employee fails on more than one occasion to comply with the reasonable directive’s of the Company’s Board of Directors; or (xi) the Employee fails or refuses to cooperate in any official investigation or inquiry conducted by or on behalf of the Company or by any government body or agency asserting jurisdiction over the Company or any of its securities.

(c)  Termination by Company Without Cause or Termination by Employee for Good Reason..  The Employee may terminate this Agreement for Good Reason (as defined below) or the Company may terminate this Agreement without Cause.  In the event the Employee terminates this Agreement for Good Reason, or the Company terminates the Employee without Cause, the Employee shall be entitled to the following: (i) any accrued but unpaid Base Salary for services rendered to the date of termination; (ii) an amount equal to 12 months’ Base Salary; and (iii) all unexercised stock options previously granted to the Employee shall thereupon become fully vested, and the Employee shall have up to one year from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term. The term “Good Reason” shall mean: (i) a material diminution in the Employee’s authority, duties or responsibilities (unless Employee has agreed to such diminution); or (ii) any other action or inaction that constitutes a material breach by the Company under this Agreement.  Prior to the Employee terminating his employment with the Company for Good Reason, Employee must provide written notice to the Company, within 30 days following the initial existence of such condition, that such Good Reason exists and setting forth in detail the grounds the Employee believes constitutes Good Reason.  If the Company does not cure the condition(s) constituting Good Reason within 30 days following receipt of such notice, then Employee’s employment shall be deemed terminated for Good Reason. The Employee shall receive the payments provided herein at such times he would have received them if there was no termination.

(d)  Parachute Payments. Notwithstanding anything to the contrary in this Agreement, if Employee is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code of 1986 (the “Code”)), and the benefits provided for in this Agreement, together with any other payments and benefits which Employee has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the benefits provided hereunder (beginning with any benefit to be paid in cash hereunder) shall be reduced (but not below zero) so that the “present value” (as defined in Section 280G(d)(4) or the like) of such total amounts and benefits received by Employee will be one dollar ($1.00) less than three times Employee’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by Employee shall be subject to the excise tax imposed by Section 4999 of the Code. The determination as to whether any such reduction in the amount of the benefits provided hereunder is necessary shall be made initially by the Company in good faith. If a reduced benefit is provided hereunder in accordance with this Section 6(d) and through error or otherwise that payment, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a “parachute payment” exists, exceeds one dollar ($1.00) less than three times Employee’s base amount, then Employee shall immediately repay such excess to the Company upon notification that an overpayment has been made.

7.  Non-Competition Agreement.

(a) Competition with the Company.  Until termination of his employment and for a period of two years commencing on the date of termination, the Employee (individually or in association with, or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member, or otherwise, of or through any person, firm, corporation, partnership, association or other entity) shall not, directly or indirectly, compete with the Company (which for the purpose of this Agreement also includes any of its affiliates) by acting as an officer (or comparable position) of, owning an interest in, or providing services to any entity within any metropolitan area in the United States or other country in which the Company was actually engaged in business as of the time of termination of employment or where the Company reasonably expected to engage in business within three months of the date of termination of employment.  For purposes of this Agreement, the term “compete with the Company” shall refer to any business activity in which the Company was engaged as of the termination of the Employee’s employment or reasonably expected to engage in within three months of termination of employment; provided, however, the foregoing shall not prevent Employee from (i) accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company’s business (the “Prohibited Business”) if Employee’s employment is totally unrelated to the Prohibited Business, (ii) competing in a country where as of the time of the alleged violation the Company has ceased engaging in business, or (iii) competing in a line of business which as of the time of the alleged violation the Company has either ceased engaging in or publicly announced or disclosed that it intends to cease engaging in; provided, further, the foregoing shall not prohibit Employee from owning up to five percent of the securities of any publicly-traded enterprise as long as Employee is not a director, officer, consultant, employee, partner, joint venturer, manager, member of, or to such enterprise, or otherwise compensated for services rendered thereby.

(b) Solicitation of Customers.  During the period in which the provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly, will not seek nor accept Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company.  For purposes of this Agreement, the term “Customer” means any person, firm, corporation, limited liability company, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24 month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, limited liability company, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

(c) Solicitation of Employees/Contractors. During the period in which the provisions of Section 7(b) shall be in effect, the Employee agrees that he shall not, directly or indirectly, request, recommend or advise any employee or independent contractor of the Company to terminate his or her employment or service  relationship with the Company, or solicit for employment or services, or recommend to any third party the solicitation for employment or services of any person who, at the time of such solicitation, is employed or contracted by or with the Company or any of its affiliates.

(d) No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 7, and confirms he has received adequate consideration for such undertakings.

(e)  References. References to the Company in this Section 7 shall include the Company’s affiliates.

8.  Non-Disclosure of Confidential Information.

(a) Confidential Information. For purposes of this Agreement, confidential information (“Confidential Information”) includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing, and uses of the Services or Products (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of Customers, vendors, and suppliers, subjects and databases, data, and all technology relating to the Company’s businesses, systems, methods of operation, and Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, the names, home addresses and all telephone numbers and e-mail addresses of the Company’s directors, employees, officers, executives, former executives, Customers and former Customers. In addition, Confidential Information also includes Customers and the identity of and telephone numbers, e-mail addresses and other addresses of executives or agents of Customers who are the persons with whom the Company’s executives, officers, employees, and agents communicate in the ordinary course of business.  Confidential Information also includes, without limitation, Confidential Information received from the Company’s affiliates.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality.  As used herein, the term the term “Services” and “Products” shall include all services or products for which the Company or any of its affiliates developed any trade secrets (as defined under Florida law and the Uniform Trade Secrets Act) and/or owned a beneficial interest in any patent or patent pending during the term of Employee’s employment or applied for a patent (including a provisional patent) within 12 months after termination.

(b) Legitimate Business Interests.  The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests.  These legitimate business interests include, but are not limited to (i) trade secrets, (ii) valuable confidential business, technical, and/or or professional information that otherwise does not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key, relationships with specific prospective or existing Customers, subjects, vendors or suppliers; (iv) Customer goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, methods, operations and procedures.

(c) Confidentiality. Following termination of employment, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Employee’s employment by the Company.  The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset.  The Employee shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise.  The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to his  employment and then only with the authorization of an executive officer of the Company (excluding the Employee).  All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company, its Customers, or subjects, as the case may be.  The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an executive officer of the Company (excluding the Employee).

(d)  References. References to the Company in this Section 8 shall include the Company’s affiliates.

9.  Equitable Relief.

(a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, without the prior express consent of the Board of Directors of the Company, shall leave his employment for any reason and take any action in violation of Sections 7, 8 and 11, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 9(b) below, to enjoin the Employee from breaching the provisions of Sections 7, 8 and 11.  In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

(b)  Any action must be commenced in Palm Beach County, Florida.  The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.  The Employee and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

10.  Conflicts of Interest.  While employed by the Company, the Employee shall not, unless approved by the Board, directly or indirectly:

(a) participate as an individual in any way in the benefits of transactions with any of the Company’s suppliers, vendors, or Customers, including, without limitation, having a financial interest in the Company’s suppliers, vendors, or Customers, or making loans to, or receiving loans, from, the Company’s suppliers, vendors, or Customers;

(b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee’s employment with the Company for the Employee’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, technical, or managerial capacity by, a Customer.

11. Inventions, Ideas, Processes, and Designs.  All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination (whether by expiration of the Term or otherwise) of such employment with the Company, and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company.  An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company.  The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company.  The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Employee shall be bound by such decision. References to the Company in this Section shall include the Company and its affiliates.

12. Indebtedness.  If, during the course of the Employee’s employment under this Agreement, the Employee becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Employee and collect any remaining balance from the Employee unless the Employee has entered into a written agreement with the Company.

13.  Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company.  The Employee’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

14.  Severability.

(a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof.  Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

15.  Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, or next business day delivery, or by facsimile delivery (in which event a copy shall immediately be sent by Federal Express or similar receipted delivery), as follows:

To the Company:	PG Acquisition Corp, Inc. 123 NW 13th Street, Suite 300 Boca Raton, FL 33432 Facsimile: (561) 892-2618 Attention: Mr. Scott Frohman

With a Copy to:	Harris Cramer LLP 1555 Palm Beach Lakes Blvd. Suite 310 West Palm Beach, FL 33401 Facsimile: (561) 659-0701 Attention: Michael D. Harris, Esq.

To the Employee:	Anthony Sasso 6400 N. Andrews Avenue Suite 340 Ft. Lauderdale, FL 33309 Facsimile:_________________

or to such other address or facsimile number, as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.

16.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

17.  Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

18.  Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

19.  Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20.  Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

21.  Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22.  Arbitration.  Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect.  In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators.  The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

23.  Sarbanes-Oxley Act of 2002.

(a)  In the event the Employee or the Company is the subject of an investigation (whether criminal, civil, or administrative) involving possible violations of the United States federal securities laws by the Employee, the Board may, in its sole discretion, direct the Company to withhold any and all payments to the Employee (whether compensation or otherwise) which would have otherwise been made pursuant to this Agreement or otherwise would have been paid or payable by the Board or the Company, which the Board believes, in its sole discretion, may or could be considered an “extraordinary payment” and therefore at risk and potentially subject to, the provisions of Section 1103 of the Sarbanes-Oxley Act of 2002 (including, but not limited to, any severance payments made to the Employee upon termination of employment) until such time as the investigation is concluded without charges having been brought or until the successful conclusion of any legal proceedings brought in connection with charges having been brought, with such amounts as directed by the Board to be withheld with or without the accruing of interest (and if with interest the rate thereof). Except by an admission of wrongdoing or the final adjudication by a court or administrative agency finding the Employee liable for or guilty of violating any of the federal securities laws, rules or regulations, the Board shall release to the Employee such compensation or other payments. Notwithstanding the exclusion caused by the first clause of the prior sentence, the Employee shall receive such payments if provided for by a court or other administrative order.

(b)  In the event that the Company restates any financial statements which have been contained in reports or registration statements filed with the SEC, and the restatement of the prior financial statements is as the result of material noncompliance with any financial reporting requirement under the securities laws caused by misconduct, the Employee hereby acknowledges that any bonus that may be awarded or the restricted stock or options that are granted under this Agreement may be subject to forfeiture or the Employee may be required to reimburse the Company for the bonus(es) paid and the value of such restricted stock or options as provided in the next sentence.  The Employee agrees to reimburse the Company for any bonuses received and/or profits realized from the sale of the Company’s securities during the 12-month period following the first public issuance or filing with the SEC of the report or registration statement (whichever comes first) containing the financial information required to be restated.  Provided, however, this Section shall not impose any liability on the Employee beyond any liability that is imposed under Section 304 of the Sarbanes-Oxley Act of 2002.

24.  Section 409A.

(a)  Notwithstanding anything to the contrary contained in this Agreement, if at the time of the Employee’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Employee becomes entitled to under this Agreement on account of the Employee’s separation from service would be considered deferred compensation subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Employee’s separation from service, or (ii) the Employee’s death (the “Six Month Delay Rule”).

(b)  For purposes of this Section 24, amounts payable under the Agreement should not be considered a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (i.e., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (i.e., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of Treasury Regulations Sections 1.409A-1 through A-6.

(c)  To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(d)  To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Employee during the first six months following his separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Employee pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage. The Company shall reimburse the Employee for any such payments made by the Employee in a lump sum not later than 30 days following the sixth month anniversary of the Employee’s separation from service. For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Employee on a monthly basis in advance, results in the Employee not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e)  The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f)  The Company makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

Company: PG Acquisition Corp., Inc.

By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer

Employee:

By:	/s/ Anthony Sasso
Anthony Sasso

Exhibit A

Lock-Up/Leak-Out Agreement

OPTIONS MEDIA GROUP HOLDINGS, INC.
123 NW 13th Street, Suite 300
Boca Raton, FL 33432
Facsimile: (561) 892-2618

April 16, 2010

Mr. Anthony Sasso
6574 N. State Road 7
Suite 278
Coconut Creek, FL 33073

Re:   Lock-Up/Leak-Out Agreement

Dear Anthony:

This Lock-Up/Leak-Out Agreement (this “Agreement”) shall set forth our agreement with respect to all shares of common stock and preferred stock (collectively, the “Stock”) of Options Media Group Holdings, Inc., a Nevada corporation (the “Company”) held by you or affiliates.  For other good and valuable consideration, the sufficiency of which is hereby acknowledged, you hereby agree to the following limitations regarding the Sale (as hereinafter defined) of the Stock.

For a period of six (6) months from the date hereof (the “Term”), you shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, or pledge any Stock, (ii) sell, transfer or grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder with respect to any Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, or any rights to purchase the Stock, whether any such transaction is to be settled by delivery of the Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Agreement, or (b) dispositions to any trust for you or your principal’s direct or indirect benefit and/or your principal’s immediate family, provided that such trust agrees in writing to be bound by the terms of this Agreement.  Notwithstanding the foregoing, you shall be allowed to sell, transfer or otherwise dispose of up to 1/6th of your shares of Stock in each calendar quarter during the Term (plus any Stock not sold in prior calendar quarter).  The Stock may be sold on a cumulative basis for a period of 6-months.  For example, if no Stock is sold by you in the first calendar quarter during the Term, then up to 1/3 of the Stock held by you would be available for sale in the second calendar quarter.

By signing below, you hereby agree in writing to be bound by the terms of this Agreement.

Yours very truly,

/s/ Scott Frohman
Scott Frohman
Chief Executive Officer

I agree to the foregoing:

/s/ Anthony Sasso
Anthony Sasso

EXHIBIT B

SUBLICENSE AGREEMENT

This Sublicense Agreement (this “Agreement”) is made and entered into this 16th day of April, 2010 (the “Effective Date”) by and between PG Acquisition Corp., a Florida corporation (“Licensee”), and Cellular Spyware Inc., a Nevada corporation, d/b/a Phone Guard Inc. (“Licensor”).

WHEREAS, Licensor is a licensee under an agreement by and between Cellular Spyware Inc., a Florida corporation and NetQin Mobile Inc. (“NetQin”) dated August 20, 2009, as assigned to Licensor (the “Master Agreement”), and Licensor has the right to grant sublicenses under said Master Agreement;

WHEREAS, Licensor and Licensee entered into that certain Asset Purchase Agreement of even date herewith pursuant to which (i) Licensee purchased certain rights of Licensor under the Master Agreement, and (ii) the parties agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.  Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

“Affiliate” shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, manager or general partner of such Person, members of the immediate family of such Person, or any trusts or entities for the benefit of or controlled by any such Person or their respective immediate family members, or (iv) any Person who is an officer, director, manager, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence.  For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Licensed Products” means all products which constitute, incorporate or utilize the Property.

“Master Agreement” has the meaning set forth in the Whereas clause above.

“Minimum Sales Requirement” has the meaning set forth in Section 3.2.1 below.

 “Net Profit” means the gross revenue collected by Licensee from a Renewal, less (a) all customary discounts, including cash and volume discounts, chargebacks, allowances, shelf stock adjustments, rebates, returns, credits, sales rejections and price protection adjustments; (b) all customary freight, shipping, insurance costs, duties and taxes; (c) foreign, federal, state or local taxes assessed on any Renewal (other than income taxes on Licensee’s income); (d) any commissions or compensation (other than the commissions payable to the Licensor) payable by Licensee in connection with the Renewal; (e) all advertising, marketing and promotional expenses incurred by Licensee in connection with the Renewal; and (f) cost of goods sold.

“Person” shall mean any individual, partnership, corporation, trust, limited liability company, limited liability partnership or other entity.

“Property” means the software now known as NetQin Anti-Virus, NetQin Ccommunications Master, NetQin Anti-Lost, NetQin Secure SMS, together with all modifications, future products produced by NetQin, White-Lable Software, related software, all improvements (including those made by Licensee), all patents and all copyrights and trademarks originated by Licensee used in connection therewith. “Property” also includes any other Property defined in the Master Agreement and any other Property that becomes subject to the Master Agreement.

“Renewal” means any renewal of a license for a Licensed Product by a customer of Licensee.

“Royalty” has the meaning set forth in Section 5.1 below.

“Term” has the meaning set forth in Section 3.1 below.

“Territory” means the United States and Canada.

ARTICLE II - GRANT

2.1  Grant of Exclusive License. Licensor hereby grants to Licensee an exclusive worldwide sublicense to distribute and sell, and to sublicense the distribution and sale of, the Licensed Products in the Territory. Licensee may market the Licensed Products outside the Territory; provided, however, that in no event shall Licensee distribute or sell the Licensed Products outside the Territory, except as provided in this Agreement. Licensor agrees to direct any and all prospective consumers in the Territory who wish to purchase a Licensed Product to Licensee.

2.2  Grant of Non-Exclusive License. Licensor hereby grants to Licensee a non-exclusive license to distribute and sell, and to sublicense the distribution and sale of, the Licensed Products electronically and through the Internet.

2.3  Exclusion from Territory. The sublicense granted hereunder shall not be construed to confer upon Licensee by implication, estoppel or otherwise, any rights or privileges in Mexico or South America.

ARTICLE III - TERM AND TERMINATION

 3.1  Term.  The term of this Agreement shall commence on the Effective Date and shall continue until terminated as provided below (the “Term”).

 3.2  Termination.

3.2.1  Subject to Section 4.1, this Agreement may be terminated by Licensor if (a) Licensee fails to sell a minimum of 1,000,000 units of Licensed Products, within the Territory, electronically and through the Internet, for (i) the 12 month period commencing May 1, 2010, or (ii) each 12 month period thereafter (each a “Minimum Sales Requirement”), and (b) Licensor provides Licensee with written notice of such failure within 30 days following the end of the applicable 12 month period. Notwithstanding the preceding, in determining whether the Minimum Sales Requirement has been satisfied, all sales made by Licensor in Mexico under the Master Agreement (“Mexico Sales”) shall be added to the sales of Licensee in the Territory.  Licensor shall provide quarterly reports of the Mexico Sales, which reports shall be subject to audit by Licensee.

3.2.2  This Agreement may be terminated by Licensee upon 30 days’ prior written notice to Licensor.

3.2.3  Should Licensee fail to pay Licensor all Royalties due and payable hereunder, Licensor shall have the right to terminate this Agreement on 30 days’ notice, unless Licensee shall pay Licensor within the 30 day period all such Royalties due and payable.

3.2.4  Upon any material breach or default of this Agreement by Licensee, Licensor shall have the right to terminate this Agreement and the rights, privileges, license and sublicense granted hereunder by 30 days’ notice to Licensee unless Licensee shall have cured any such breach or default prior to the expiration of the 30 day period.

ARTICLE IV – SUPPLY; PRICE

4.1  Supply.    Licensor shall be solely responsible to ensure that the Licensed Products are timely supplied by NetQin to Licensee in such quantities as Licensee deems necessary.  Licensor agrees to deliver, or cause to be delivered, the Licensed Products to Licensee in a final white label version as soon as possible. If Licensor fails to deliver, or cause to be delivered, white label versions of the Licensed Products on a timely basis, the then current period for Licensor to meet the Minimum Sales Requirement shall be extended for the period of such delay.

4.2  Price.  The price for each unit of the software known as NetQin Anti-Virus (as defined in the Master Agreement), which includes, but not limited to, Safe SMS and Mobile Assistant (each as defined in the Master Agreement and each of which are free of charge), to be purchased by Licensee from Licensor during the Term shall be the lesser of (i) $9.60 (USD), or (ii) the price set forth in the Master Agreement.  The purchase price may be paid by Licensee, in its sole discretion, directly to NetQin.

4.3  Advanced Purchase Fees. Licensor represents and warrants to Licensee that it has satisfied its payment obligation of $150,000 (USD) under the Master Agreement with respect to the non-refundable advanced fees, and that Licensee shall be allowed to credit the amounts owed to Licensor under Section 4.2 by these amounts.

ARTICLE V - ROYALTIES

5.1  Royalty. For the rights, privileges, and sublicense granted and the services provided hereunder, Licensor shall earn a royalty upon each Renewal of a Licensed Product during the Term equal to the product of (i) 20% multiplied by (ii) Net Profit from the Renewal of a Licensed Product (each a “Royalty”).

5.2  Payment Terms.  The Licensee shall be obligated to pay Licensor the Royalty on the 20th day of each month following the month of receipt. To the extent that Net Profit is adjusted after a Royalty payment, the next following Royalty payment shall be adjusted accordingly.

  ARTICLE VI – BOOKS, RECORDS AND REPORTS

6.1  Reports. Each payment to be made by Licensee to Licensor under this Article VI shall be accompanied by a statement calculating the Royalty payable to Licensor for the applicable period, as well as any adjustments for prior periods.

6.2  Books and Records. Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to Licensor hereunder.  Licensee shall require its sub-licensees to keep complete and accurate books and records with respect to the distribution and sale of the Licensed Products. Licensee shall be entitled to rely on the financial reports submitted to it by its sub-licensees and the Licensee shall not be required to verify such reports by actual inspection of its sub-licensees’ books and records. However, Licensee shall make available to licensor the results of any audit it conducts of its sub-licensees.

6.3  Audit. Upon 15 days’ written request, once during each calendar year during the Term and once during the two years after termination of this Agreement, Licensor or its authorized representative, shall have the right, at Licensor’s sole cost, during regular business hours of Licensee, to audit the books and records of Licensee relating to the Royalties, provided that the same shall be Confidential Information subject to Article XI.

ARTICLE VII – LICENSING OUTSIDE TERRITORY

7.1  Licensing Outside Territory.   Licensor intends to license the Property to third parties for distributions and sale in Mexico.  Each such license shall specifically limit such third party’s right to distribute and sell the Property and any products derived from the Property to the territory specified in such license, which in no event shall include any part of the Territory.  Licensor shall, at its sole cost and expense, cooperate with Licensee to the extent reasonably necessary to prevent any such third party from distributing or selling the Property and any products derived from the Property in the Territory.

ARTICLE VIII – INFRINGEMENT

8.1  Infringement. Licensee and Licensor agree to promptly notify each other of any suspected infringement of their respective interests in and to the Property by any third party.  Each party shall be entitled to take all necessary and desirable actions to enforce their rights with respect to any third party infringing upon their respective interests in the Property. If either party decides, in its sole discretion, to take any such action, the other party shall reasonably cooperate.

ARTICLE IX –REPRESENTATIONS AND WARRANTIES

9.1  Representations by Licensor.  Licensor represents and warrants to Licensee that: (i) it is the owner of the Property and has the power to grant the License to Licensee; (ii) it has not granted to any other Person a license to manufacture, distribute, or sell the Property in the Territory or to pre-install the Property on any handset either through a handset manufacturer or wireless telecommunication provider or any other Affiliate; (iii) to the best of its knowledge, the Property does not infringe any patent, copyright, trademark or other proprietary right of any third party; and (iv) this Agreement constitutes the legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

9.1  Representations by Licensee.  Licensee represents and warrants to Licensor that this Agreement constitutes the legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

ARTICLE X – ADDITIONAL OBLIGATIONS OF LICENSOR

10.1  Additional Obligations of Licensor.  In addition to the grant of the sublicense hereunder, Licensor hereby covenants to perform the following:

10.1.1  Promptly following the Effective Date, Licensor shall, and, if applicable, shall cause its Affiliates to, amend the Master Agreement (or cause NetQin to enter into a license agreement directly with Licensee) to include the following revisions:

10.1.1.1  The initial one year period of the Minimum Sales Requirement shall commence May 1, 2010 and shall include sales in the Territory and Mexico, electronic sales and sales through the Internet.

10.1.1.2  A most favored nations clause shall be added  to provide that the price for any other Licensed Product supplied by NetQin shall not exceed the most favorable price which NetQin sells the same (or substantially similar product) to any person anywhere in the world by more than 20%.

10.1.1.3  Commercially reasonable supply and distribution obligations and terms shall be added.

10.1.1.4  Licensee shall be identified on NetQin’s official website (www.netqin.com) and/or trade media or the likes as an official exclusive distributor of NetQin products within the Territory.

10.1.2  Licensee shall (i) cause any and all communications with NetQin or its affiliates to be directed to the Licensee, and (ii) not enter into or amend any agreement with NetQin or its Affiliates without the approval of Licensee, in each case unless otherwise agreed to in writing by Licensee.

10.1.3  At the request of Licensee, Licensor shall promptly enforce its rights under the Master Agreement against NetQin and/or its Affiliates.

ARTICLE XI - CONFIDENTIALITY

11.1  Mutual Confidentiality Obligations. Each party acknowledges that, by reason of their relationship with each other under this Agreement, they will or may have access to confidential and proprietary information of the other, including, without limitation, each other’s present and future products, business plans, client and customer lists or profiles, and other information relating to the sale of the Licensed Products, all of which are not otherwise readily available from public or published sources (collectively, the “Confidential Information”).  Both parties agree that they will maintain in confidence all such Confidential Information and that they will not, for any reason, directly or indirectly, use for the benefit of themselves, or for any Person, or disclose to any Person, any of the Confidential Information of the other party, without the prior written authorization of the other party. Each Party agrees to, and shall cause its affiliates, officers, employees, representatives, consultants and advisors ("Representatives") to, maintain the confidentiality of the Confidential Information and not to use any such Confidential Information for any purpose other than to consummate the transactions contemplated by this Agreement. Further, no disclosure of any Confidential Information shall be disclosed to any third party (except professional advisors who have a duty of confidentiality) unless and until such third party shall have first executed and delivered a written confidentiality agreement to the party whose information is being disclosed, which written confidentiality agreement shall be in form and substance acceptable to party whose information is being disclosed. Each Party agrees to be responsible for any breach of this Agreement by its Representatives.   Notwithstanding the foregoing, Confidential Information shall not include the following: (i) information which is or subsequently becomes generally available to the public through no act of the receiving  party or its Representatives, (ii) information set forth in the receiving  party’s written records prior to disclosure to the receiving  party by, or on behalf of, the disclosing party, and (iii) information which is lawfully obtained by the receiving  party in writing from a third party (excluding any of the receiving  party’s Representatives) who did not acquire such confidential information or trade secret, directly or indirectly, from the receiving  party or the disclosing party.  In the event that the receiving party or its Representatives (the “Compelled Party”) become legally compelled to disclose any of the Confidential Information, the Compelled Party shall, to the extent permitted by law, provide the disclosing party with prompt written notice of such requirement sufficient to permit the disclosing party to seek a protective order or other appropriate remedy.  In the event that such protective order or remedy is not obtained, or that the disclosing party waives compliance with the provisions hereof, the Compelled Party shall disclose only such portion of Confidential Information which the Compelled Party is advised by written opinion of counsel is legally required and shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, the Compelled Party shall not oppose any action by the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Upon termination of this Agreement, both parties shall return all notices, memoranda, lists, reports and all other documents and materials, and all copies thereof, which contain or relate to the Confidential Information of the other party, including all copies and records thereof, to the other upon receipt of request therefore.

   ARTICLE XII - NON-SOLICITATION

12.1  Non-Solicitation. Until termination of this Agreement and for a period of two (2) years commencing on the date of termination, Licensor, directly or indirectly, including through any Affiliate, shall not solicit, hire or contact any employee or independent contractor of the Licensee for the purpose of hiring them or causing them to terminate their employment or service relationship, as applicable, with Licensee.

ARTICLE XIII – EQUITABLE RELIEF

13.1  Equitable Relief.  In the event Licensor or Licensee takes any action in violation of Section 11.1 or, in the case of Licensor, 12.1, the non-breaching party shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin the breaching party from breaching the provisions of Section 11.1 or 12.1, as applicable. In such action, the non-breaching party shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

ARTICLE XIV - MISCELLANEOUS

 14.1  Assignability.  The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  The Licensor may not assign its rights and obligations under this Agreement to any third party.  The Licensee may assign its rights and obligations hereunder to an Affiliate; provided, however, that Licensee shall continue to remain primarily liable to the Licensee for all such obligations. Nothing contained herein to the contrary shall prohibit Licensee from sublicensing it rights under this Agreement to any third party.

14.2  Severability.  If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included. If any restriction set forth in this Agreement is deemed unreasonable in scope, it is the parties’ intent that it shall be construed in such a manner as to impose only those restrictions that are reasonable in light of the circumstances and as are necessary to assure the Company the benefits of this Agreement.

14.3  Survival.  Articles XI, XII, XIII, and XIV shall survive termination of this Agreement.

14.4  Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight delivery, or by facsimile delivery followed by Federal Express or similar next business day delivery, as follows:

To Licensor:	To Licensee:

Cellular Spyware Inc. 6574 N. State Road 7 Suite 278 Coconut Creek, FL 33073 Attn: Anthony Sasso Facsimile: ____________	PG Acquisition Corp. 123 NW 13th Street Suite 300 Boca Raton, FL 33432 Attn: Scott Frohman Facsimile: (561) 892-2618

With a copy to: Harris Cramer LLP 1555 Palm Beach Lakes Blvd, Suite 310 West Palm Beach, FL 33401 Attn: Michael D Harris, Esq. Facsimile: (561) 659-1789

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

14.5  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

14.6  Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

14.7  Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, and the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations. The venue for any action related to this Agreement shall be in the state or federal court of competent jurisdiction for Palm Beach County, Florida.

14.8  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

14.9.  Amendment Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought. Notwithstanding the preceding, in the event of any amendment or revision to the Master Agreement, this Agreement shall automatically be amended to include any terms which are more favorable (but not less favorable) than this Agreement.

14.10  Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

14.11  Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that the Licensee and its Affiliates, may make any public disclosure it believes in good faith is required by applicable law (including, without limitation, any federal or state securities laws).

14.12  Force Majeure. Neither party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party’s reasonable control and that such party is unable to overcome through the exercise of commercially reasonable diligence, including without limitation, flood, riot, fire, judicial or governmental action, delays caused by the other party, third party vendors, acts of terrorism or war, labor disputes, act of God, civil disturbance, court order and labor dispute.

14.13.  Additional Documents/Further Actions.  The parties hereto shall execute such additional instruments and take such further actions as may be reasonably required by the other party in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

14.14  Power of Attorney. Licensor irrevocably appoints Licensee as Licensor’s attorney-in-fact with full power of substitution, at Licensee’s option, but with no obligation to do so, to enforce Licensor’s rights and to perform Licensor’s obligations under the Master Agreement as they relate to the sublicense granted by Licensor to Licensee under this Agreement, either in Licensor’s  name or in Licensee’s own name.  This is a power coupled with an interest.

14.15  Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

PG Acquisition Corp., Inc.

By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer

Cellular Spyware Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

EXHIBIT C-1

BILL OF SALE AND ASSIGNMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to the Asset Purchase Agreement (“Asset Purchase Agreement”) dated April 16, 2010 by and among Cellular Spyware, Inc., a Florida corporation, and Cellular Spyware Inc., a Nevada corporation, d/b/a Phone Guard Inc., and Phone Guard, Inc., a Florida corporation, and Phone Guard Inc., a Nevada corporation (collectively, the “Seller”), Anthony Sasso, and PG Acquisition Corp, Inc., a Florida corporation,  the Seller hereby unconditionally and irrevocably grants, bargains, transfers, sells, assigns, conveys, and delivers to Buyer, its successors and assigns forever, all right, title, and interest, legal or equitable, in and to the Acquired Assets, as that term is defined, and identified in Section 1 of the Asset Purchase Agreement.

TO HAVE AND TO HOLD the Purchased Assets unto the Buyer and its successors and assigns forever.

The Seller, for itself, its successors, and assigns, hereby covenants and agrees (i) to and with the Buyer, to warrant and defend the grant, bargain, transfer, sale, assignment, conveyance, and delivery of the Acquired Assets to the Buyer and its successors and assigns against all persons, to the extent set forth in the Asset Purchase Agreement and (ii) that, at any time and from time to time after the date hereof, promptly upon the written request of the Buyer, it will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may reasonably be required by the Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in the Buyer, its successors, and assigns the Acquired Assets and title thereto and to put the Buyer in possession and operating control of the Acquired Assets.

The scope, nature and extent of the Purchased Assets are expressly set forth in the Asset Purchase Agreement.  Nothing herein contained will itself change, amend, extend, or alter (nor should it be deemed or construed as changing, amending, extending, or altering) the terms or conditions of the Asset Purchase Agreement in any manner whatsoever.  In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms of this instrument, the terms of the Asset Purchase Agreement will govern.

Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to, any person, firm or corporation other than the Buyer and its successors and assigns any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises, and agreements in this instrument shall be for the sole and exclusive benefit of the Buyer and its successors and assigns.

This instrument will be binding upon the Seller and its successors and assigns, and inure to the benefit of and is enforceable by the Buyer and its successors and assigns.

IN WITNESS WHEREOF, this Bill of Sale and Assignment is being executed and delivered by the Seller as of April 16, 2010.

Cellular Spyware, Inc., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

Cellular Spyware Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

Phone Guard, Inc., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

Phone Guard Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

EXHIBIT C-2

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (the “Agreement”) is dated as of April 16, 2010 by and among Cellular Spyware Inc., a Nevada corporation, d/b/a Phone Guard Inc., Cellular Spyware, Inc., a Florida corporation, Phone Guard Inc., a Nevada corporation, and Phone Guard, Inc., a Florida corporation (collectively, the “Assignor”), and PG Acquisition Corp, Inc., a Florida corporation (the “Assignee”).

W I T N E S S E T H

WHEREAS, the Assignor is the owner or licensee of certain Intellectual Property, as that term is defined, and identified, in the Asset Purchase Agreement dated April 16, 2010 by and among the Assignor, Anthony Sasso and Assignee (the “Asset Purchase Agreement”), relating to the Acquired Assets (as that term is defined, and identified, in the Asset Purchase Agreement);

WHEREAS, the Assignor desires to assign such Intellectual Property to the Assignee as provided in said Asset Purchase Agreement including, but not limited, to all intellectual property, license agreements, patents, copyrights, trademarks, and good will identified and/or associated with the Intellectual Property identified in the Asset Purchase Agreement; and

WHEREAS, the Assignee desires to acquire from the Assignor such assignment of the Intellectual Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor, intending to be legally bound, does hereby sell, assign, transfer and deliver unto the Assignee, its successors, legal representatives and assigns, all right, title and interest in, to and under the Intellectual Property and all other rights associated with the Intellectual Property, including, without limitation, the right to sue for any past infringement of the Intellectual Property (collectively, the “Intellectual Property Rights”), and the Assignee hereby accepts the foregoing assignment of the Intellectual Property Rights.

Subject to the limitations set forth in the Asset Purchase Agreement, the Assignor shall, from time to time, execute and deliver to the Assignee such additional instruments, documents, conveyances or assurances and take such other action as shall be necessary or otherwise reasonably requested by the Assignee to confirm and assure the rights and obligations provided for in this Agreement and the Asset Purchase Agreement and render effective the consummation of the transactions contemplated hereby and thereby including, but not limited to the execution of all non-provisionals, divisionals, continuations, continuations-in-part, substitutes, reexaminations, reissues, and all other patent applications on the invention; execute all lawful oaths, declarations, assignments, powers of attorney and other papers; communicate to the Assignee all facts known to the Assignor relating to the invention and the history hereof; and generally do everything possible which the Assignee shall consider necessary for vesting title to the Intellectual Property Rights in the Assignee, and for securing, maintaining and enforcing proper protection for the Intellectual Property Rights.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Intellectual Property Assignment Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof and shall be binding on the heirs, assigns, representatives and successors of the Assignor and extending to the successors, assigns, and nominees of the Assignee.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this assignment to be executed by their duly authorized officers as of the date first above written.

ASSIGNOR: CELLULAR SPYWARE, INC., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

CELLULAR SPYWARE INC., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

PHONE GUARD INC., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

CELLULAR SPYWARE, INC., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

ASSIGNEE: PG ACQUISITION CORP, INC.

By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer

EXHIBIT D

ASSIGNMENT OF TRADEMARK LICENSE AGREEMENT

THIS ASSIGNMENT OF TRADEMARK LEASE AGREEMENT (the “Agreement”) is made and entered into the 16th day of April, 2010, by and between Cellular Spyware, Inc., a Florida corporation, and Cellular Spyware Inc., a Nevada corporation, d/b/a Phone Guard Inc.,  Phone Guard, Inc., a Florida corporation and Phone Guard Inc., a Nevada corporation (collectively, the “Assignor”), Anthony Sasso (“Sasso”), and PG Acquisition Corp, Inc., a Florida corporation (the “Assignee”) (the Assignor, Sasso and the Assignee shall sometimes be referred to collectively as the “Parties”).

WHEREAS, the Assignor is the licensee or leasee under that certain Trademark License Agreement dated September 9, 2009 by and between Genis International Corp., a Florida corporation and Assignor relating to the trademark or service mark “Phoneguard” (the “Master Agreement”);

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated April  16, 2010 (the “Asset Purchase Agreement”);

WHEREAS, as a condition to closing under the Asset Purchase Agreement, the Assignor agreed to assign its rights, title and interests in, to and under the Master Agreement to Assignee; and

WHEREAS, the Assignor desires to assign to Assignee all of Assignor’s rights, title and interests in, to and under the Master Agreement; and

WHEREAS, the Assignee desires to acquire from the Assignor all of  Assignor’s rights, title  and interests in, to and under the Master Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor, intending to be legally bound, does hereby sell, assign, transfer and deliver unto the Assignee, its successors, legal representatives and assigns, all rights, title and interests in, to and under the Master Agreement, including, without limitation, the right to sue for any past infringement, and the Assignee hereby accepts the foregoing assignment of the Master Agreement.

Assignor represents and warrants to and covenants with Assignee that: (a) the rights, title  and interests in, to and under the Master Agreement assigned to Assignee hereby is free and clear of all liens, charges and encumbrances; (b) Assignor has not previously made an assignment or sublicense of any right, title or interest in, to or under the Master Agreement; (c) Assignor is not in default of the Master Agreement; (d) this Agreement does not violate or breach the Master Agreement; (e) all covenants, conditions, and agreements have been fully performed as required in the Agreement, except those not due to be performed until after the date of this Agreement; and (f)  Assignor shall not alter or amend the Master Agreement without the prior written consent of Assignee.
Assignor and Sasso, jointly and severally, hereby agree to indemnify, defend and save Assignee and its employees, officers, directors and affiliates (collectively, the “Assignee Indemnified Party”)  harmless from and against any and all loss, cost and expense (including, reasonable attorneys’ fees), damage and liability incurred by Assignee Indemnified Party as a result of (a) claims brought against the Assignee Indemnified Party as Assignor’s successor in interest to the Master Agreement relating to causes of action accruing prior to the date of this Agreement arising from a breach of Assignor’s obligations under the Master Agreement, or a breach by Assignor of the representations, warranties and covenants contained in this Agreement.

Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Master Agreement which are applicable to the period, and required to be performed, after the date of this Agreement.

Assignor irrevocably appoints Assignee as Assignor’s attorney-in-fact with full power of substitution, at Assignee’s option, but with no obligation to do so, to enforce Assignor’s rights and to perform Assignor’s obligations under the Master Agreement, either in Assignor’s name or in Assignee’s own name. This is a power coupled with an interest.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR: Cellular Spyware, Inc., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

Cellular Spyware Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

PHONE GUARD, INC., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

PHONE GUARD INC., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

SASSO:

By:	/s/ Anthony Sasso
Anthony Sasso

ASSIGNEE: PG Acquisition Corp, Inc.

By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer

EXHIBIT E

ASSIGNMENT OF URL LEASE AGREEMENT

THIS ASSIGNMENT OF URL LEASE AGREEMENT (the “Agreement”) is made and entered into the 16th  day of April, 2010, by and between Cellular Spyware, Inc., a Florida corporation, and Cellular Spyware Inc., a Nevada corporation, d/b/a Phone Guard Inc., Phone Guard, Inc., a Florida corporation, and Phone Guard Inc., a Nevada corporation ( collectively, the “Assignor”), Anthony Sasso (“Sasso”), and PG Acquisition Corp, Inc., a Florida corporation (the “Assignee”) (the Assignor, Sasso and the Assignee shall sometimes be referred to collectively as the “Parties”).

WHEREAS, the Assignor is the licensee or leasee under that certain URL Lease Agreement dated March 6, 2009 by and between JW Marketing & Consulting Inc., a Florida corporation and Assignor relating to the following uniform resource locators: (i) http://www.phoneguard.com, and (ii) http://www.phoneguard.us  (the “Master Agreement”);

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated April 16, 2010 (the “Asset Purchase Agreement”);

WHEREAS, as a condition to closing under the Asset Purchase Agreement, the Assignor agreed to assign its rights, title and interests in, to and under the Master Agreement to Assignee; and

WHEREAS, the Assignor desires to assign to Assignee all of Assignor’s rights, title and interests in, to and under the Master Agreement; and

WHEREAS, the Assignee desires to acquire from the Assignor all of  Assignor’s rights, title  and interests in, to and under the Master Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor, intending to be legally bound, does hereby sell, assign, transfer and deliver unto the Assignee, its successors, legal representatives and assigns, all rights, title and interests in, to and under the Master Agreement, including, without limitation, the right to sue for any past infringement, and the Assignee hereby accepts the foregoing assignment of the Master Agreement.

Assignor represents and warrants to and covenants with Assignee that: (a) the rights, title and interests in, to and under the Master Agreement assigned to Assignee hereby is free and clear of all liens, charges and encumbrances; (b) Assignor has not previously made an assignment or sublicense of any right, title or interest in, to or under the Master Agreement; (c) Assignor is not in default of the Master Agreement; (d) this Agreement does not violate or breach the Master Agreement; (e) all covenants, conditions, and agreements have been fully performed as required in the Agreement, except those not due to be performed until after the date of this Agreement; and (f)  Assignor shall not alter or amend the Master Agreement without the prior written consent of Assignee.
Assignor and Sasso, jointly and severally, hereby agree to indemnify, defend and save Assignee and its employees, officers, directors and affiliates (collectively, the “Assignee Indemnified Party”)  harmless from and against any and all loss, cost and expense (including, reasonable attorneys’ fees), damage and liability incurred by Assignee Indemnified Party as a result of (a) claims brought against the Assignee Indemnified Party as Assignor’s successor in interest to the Master Agreement relating to causes of action accruing prior to the date of this Agreement arising from a breach of Assignor’s obligations under the Master Agreement, or a breach by Assignor of the representations, warranties and covenants contained in this Agreement.

Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Master Agreement which are applicable to the period, and required to be performed, after the date of this Agreement.

Assignor irrevocably appoints Assignee as Assignor’s attorney-in-fact with full power of substitution, at Assignee’s option, but with no obligation to do so, to enforce Assignor’s rights and to perform Assignor’s obligations under the Master Agreement, either in Assignor’s name or in Assignee’s own name. This is a power coupled with an interest.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR: Cellular Spyware, Inc., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

Cellular Spyware Inc., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

PHONE GUARD, INC., a Florida corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

PHONE GUARD INC., a Nevada corporation

By:	/s/ Anthony Sasso
Anthony Sasso
President

SASSO:

By:	/s/ Anthony Sasso
Anthony Sasso

ASSIGNEE: PG Acquisition Corp, Inc.

By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer